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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation of our report dated June 11, 2001 relating to the financial statements of the ACS Business Process Solutions Savings Plan, which appears in this Form 11-K.

/s/ Salmon, Beach & Company, P.C.

Dallas, Texas
June 27, 2001